Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-61220) of Equity Oil Company of our report dated February 24, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Salt Lake City, Utah

March 12, 2004